UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Computer Programs and Systems, Inc.

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COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

April 8, 2020

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated April 8, 2020 (this “Supplement”), supplements the Definitive Proxy Statement of Computer Programs and Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2020 (as previously supplemented by the Company’s proxy statement supplement filed with the SEC on April 1, 2020, the “Proxy Statement”) relating to the Annual Meeting of Stockholders of the Company to be held on Thursday, April 30, 2020 in a virtual meeting format only.

The purpose of this Supplement is to correct an error in the beneficial ownership table included on pages 48 through 50 of the Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management,” which inadvertently reported that Brown Brothers Harriman & Co. (“Brown Brothers”) held more than 5.0% of the Company’s outstanding common stock. Based upon the Schedule 13G/A filed by Brown Brothers with the SEC on March 14, 2019, in which Brown Brothers reported that it no longer held more than 5.0% of the Company’s outstanding common stock, Brown Brothers should have been omitted from the beneficial ownership table in the Proxy Statement.

Except for the information in this Supplement regarding Brown Brothers, all information set forth in the Proxy Statement remains unchanged.